UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

o Preliminary Information Statement

o Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

x Definitive Information Statement

SPO MEDICAL INC.
(Name of Registrant As Specified In Charter)

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SPO MEDICAL INC.

3 GAVISH STREET

KFAR SABA ISRAEL

NOTICE OF ACTION BY WRITTEN CONSENT

To the Stockholders of SPO Medical Inc.

This Notice and the accompanying Information Statement are being furnished on or about September 13, 2013 by the Board of Directors (the “Board”) of SPO Medical Inc., a Delaware corporation (the “Company”), to the holders of record of the Company’s outstanding common stock, par value $0.01 per share (“Common Stock”), as of the close of business on August 26, 2013 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of this Information Statement is to inform holders of record of Common Stock as of the Record Date of actions taken by holders of Series A Preferred Stock, $0.01 par value per share (the "Series A Preferred"), created by written consent of the Board as permitted by the Company's Amended and Restated Certificate of Incorporation, as may be further amended.  Each share of Series A Preferred has the equivalent of 2,028,136 votes of Common Stock (based upon the outstanding number of shares of Common Stock issued at the time hereof).  Currently, there is one holder of Series A Preferred (the "Series A Stockholder" or the "Majority Stockholder"), holding one hundred (100) shares of Series A Preferred, resulting in the Series A Stockholder holding in the aggregate approximately 67% of the total voting power of all issued and outstanding voting capital of the Company.   The Series A Stockholder authorized the following:

•	The one (1) for twenty (20) reverse stock split of the Company's issued and outstanding shares of Common Stock (the "Reverse Stock Split"); and
•	Changing the name of this company to “SPO Global Inc.” (the “Corporate Name Change”; together with the Reverse Stock Split, the “Action Items”).

On August 26, 2013, the Board approved the Action Items and recommended to the Majority Stockholder that he approve the Action Items.  On August 26, 2013, the Majority Stockholder approved the Action Items by written consent in lieu of a meeting, in accordance with Delaware law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Action Items.

The Board believes that the stockholders of the Company will benefit from the Reverse Stock Split because it believes that such Reverse Stock Split could be a catalyst for an increase in the stock price of the Common Stock, which in turn could increase the marketability and liquidity of the Company's Common Stock, as well as increase the profile of the Company for private investment, acquisitions and other future opportunities that become available to the Company. Accordingly, it is the Board's opinion that the Reverse Stock Split would better position the Company to attract potential business candidates and provide the Stockholders a greater potential return. The Board also believes that the Corporate Name change is needed because it reflects the increasing focus of the Company on consumer wellness products.

The attached Information Statement describes the stockholder action by written consent approving the Action Items, which stockholder action was taken pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. No action is required by you. The Information Statement is being furnished to stockholders of record of the Company as of the Record Date pursuant to Section 14(c) of the Exchange Act, and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect. Please read the accompanying Information Statement carefully. In accordance with Rule 14c-2 under the Exchange Act, the Action Items would be expected to become effective 20 calendar days following the mailing of the Information Statement.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

September 13, 2013	/s/ Michael Braunold
Michael Braunold Chairman and Chief Executive Officer

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INTRODUCTION

Delaware law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Delaware law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about September 13, 2013.

This Information Statement contains a brief summary of the material aspects of the following corporate matters approved by the Board of SPO Medical Inc., (the "Company," "we," "our," or "us") and the holder of Series A Preferred Stock (the "Series A Preferred"), which constitute a majority of the voting capital stock of the Company:

•	The one (1) for twenty (20) reverse stock split of the Company's issued and outstanding shares of Common Stock (the "Reverse Stock Split") ; and

•	Changing the name of this company to “SPO Global Inc.” (the “Corporate Name Change”; together with the Reverse Stock Split, the “Action Items”).

Series A Preferred

By unanimous written consent of the Board (as permitted under Delaware law), the number, designation, rights, preferences and privileges of the Series A Preferred were established by the Board (as is permitted under Delaware law and by the Certificate of Incorporation of the Company, as may be amended).  The designation, rights, preferences and privileges that the Board established for the Series A Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Delaware on August 26, 2013.  Among other things, the Certificate of Designation provides that each one share of Series A Preferred has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the "Numerator"), divided by (y) 0.49, minus (z) the Numerator.

By unanimous written consent of the Board, the Board issued an aggregate of one hundred (100) shares of Series A Preferred, to one individual, who is currently our Chief Executive Officer and Chairman of the Board (the "Series A Stockholder").  As a result of the voting rights granted to the Series A Preferred, the Series A Stockholder holds in the aggregate approximately 67% of the total voting power of all issued and outstanding voting capital of the Company.

As of August 26, 2013, there were issued and outstanding (i) 99,382,952 shares of our Common Stock, and (ii) one hundred (100) shares of Series A Preferred.  Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Action Items approved by the Board is 302,196,582 (the sum of the votes represented by the issued and outstanding shares of Common Stock and Series A Preferred).  Pursuant to Delaware law, at least a majority of the voting equity of the Company, or at least 154,120,257 votes, are required to approve the Action Item by written consent. The Series A Stockholder, which holds in the aggregate one hundred (100) shares of Preferred Stock, or approximately 67% of the voting equity of the Company, has voted in favor of the Action Items, thereby satisfying the requirement under Delaware law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

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The following table sets forth the name of the Series A Stockholder, the number of shares of Series A Preferred held by each Series A Stockholder, the total number of votes that the Series A Stockholder voted in favor of the Reverse Stock Split and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series A Stockholder	Number of Shares of Series A Preferred held	Number of Votes held by such Series A Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Michael Braunold	100	202,813,630	202,813,630	67%

ACTIONS TAKEN

The Reverse Stock Split and the Corporate Name Change will become effective on the date that we file the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the "Amendment") with the Secretary of State of the State of Delaware.  We intend to file the Amendment with the Secretary of State of the State of Delaware promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

The form of certificate of amendment affecting the Reverse Stock Split and Name Change is attached to this information statement as Exhibit A.

Notwithstanding the foregoing, we must first notify FINRA of the intended Reverse Stock Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action.  Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

We currently expect to file the Amendment on October 4, 2013.

I.	1-FOR-20 REVERSE STOCK SPLIT

GENERAL

Our Board approved by unanimous written consent a 1-for-20 reverse stock split.  Pursuant to the Reverse Stock Split, each twenty (20) shares of our Common Stock will be automatically converted, without any further action by the Stockholders, into one share of Common Stock.  No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split.  Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share. The Company anticipates that the effective date of the Reverse Stock Split will be October 4, 2013.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT

Our Board believes that, among other reasons, the number of outstanding shares of Common Stock have contributed to a lack of investor interest in the Company and has made it difficult for the Company to attract new investors and potential business candidates.  Our Board proposed the Reverse Stock Split as one method to attract business opportunities for the Company.  Our Board believes that the Reverse Stock Split could increase the stock price of our Common Stock and that the higher stock price could help generate interest in the Company by investors and provide business opportunities.

However, the effect of the Reverse Stock Split upon the stock price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our Common Stock may be based on our performance and other factors as well.

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The principal effect of the Reverse Stock Split will be the reduction in the number of shares of Common Stock issued and outstanding from 99,382,952 shares as of August 26, 2013 to approximately 4,969,148 shares (depending on the number of fractional shares that are issued). The Reverse Stock Split will affect all of our Stockholders uniformly and will not affect any Stockholder's percentage ownership interest in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our Stockholders holding a fractional share of our Common Stock. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Company. The Reverse Stock Split is not intended as, and will not have the effect of, a "going private transaction" under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

We will not be reducing the number of the authorized and unissued shares of our Common Stock, which will remain at 100,000,000 shares. By reducing the number of issued and outstanding shares of Common Stock and leaving the number of authorized shares of Common Stock that the Board is authorized to issue from time to time at 100,000,000 shares, more shares of Common Stock are available for issuance as a result of the Reverse Stock Split.  The Board believes that the availability of more shares of Common Stock for issuance will allow the Company greater flexibility in pursuing financing from investors and issuing shares of Common Stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment

The following chart depicts the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split (the post-split shares of Common Stock may differ slightly based on the number of fractional shares), taking into effect the authorized share decrease:

Pre-Reverse Stock Split

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
100,000,000	99,382,952	617,048

Post-Reverse Stock Split

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
100,000,000	4,969,148	95,030,852

CERTAIN RISKS ASSOCIATED WITH REVERSE STOCK SPLIT

You should recognize that you will own a lesser number of shares of Common Stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the potential stock price of our Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of our Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of Stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

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ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company's voting securities and the removal of incumbent management.  Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Reverse Stock Split is not the result of management's knowledge of an effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Company's charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.  As discussed above, the reason for the Reverse Stock Split is to increase the amount of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

We anticipate that the Reverse Stock Split will become effective on October 4, 2013, or as soon thereafter as is reasonably practicable (the "Effective Date"). Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock.

Our transfer agent, American Stock Transfer and Trust Co., will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of pre- Reverse Stock Split shares of Common Stock are asked to surrender to the Exchange Agent stock certificates representing pre-Reverse Stock Split shares of Common Stock in exchange for stock certificates representing post- Reverse Stock Split shares of Common Stock in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new stock certificates will be issued to a Stockholder until such Stockholder has surrendered the outstanding stock certificate(s) held by such Stockholder, together with a properly completed and executed letter of transmittal.

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Further, prior to filing the amendment to the Articles of Incorporation reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority ("FINRA") by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the record date for the Reverse Stock Split, anticipated to be October 4, 2013.  Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split.  Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.

II.	CORPORATE NAME CHANGE

Our Board approved by unanimous written consent a change in our corporate name to “SPO Global Inc.”.

PURPOSE OF CORPORATE NAME CHANGE

The Board believes that the name change from SPO Medical Inc. to SPO Global Inc. is needed as a result of the change in our product line. Beginning in 2010, we ceased all manufacturing, marketing and operations activities for our PulseOx medical products line which catered to the medical market, and changed our focus to produce and market sports, baby monitoring and general consumer wellbeing products for the global wellness market. We believe that changing the name of the Company to “SPO Global Inc.” will more accurately reflect and represent to the public the business of the Company.

WHEN THE NAME WILL GO INTO EFFECT

Prior to filing the amendment to the Articles of Incorporation reflecting the Name Change, we must first notify FINRA by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Name Change. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

NO APPRAISAL RIGHTS

Under Delaware law, our Stockholders are not entitled to appraisal rights in connection with the Action Items.

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THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
AND NO STOCKHOLDER MEETING WILL BE HELD TO
CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

Please read this Information Statement carefully. It describes the essential terms of, and contains certain information concerning matters approved by the Written Consent. Additional information about the Company is contained in its periodic and current reports filed with the SEC. These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549-1004. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

The following table set forth certain information regarding the beneficial ownership of our Common Stock as of August 26, 2013 of (i) each person known to us to beneficially own more than 10% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group.  As of August 26, 2013, there were a total of 99,382,952 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled "Percentage of Outstanding Common Stock" shows the percentage of voting common stock beneficially owned by each listed party.  The column entitled "Percentage of Outstanding Series A Preferred Stock" shows the percentage of total Series A Preferred beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of the Record Date through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Owned Beneficially	% of Outstanding Shares of Common Stock	Number of Shares of Series A Owned	% of Outstanding Series A Preferred Stock

Michael Braunold	1,193,922 (2)	1.2%	100	100%

Sidney Braun	175,000 (3)	*

All officers and directors	1,368,922	1.4%	100	100%
as a group (2 persons)

*	Less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o SPO Medical, 3 Gavish Street, POB 2454, Kfar Saba, Israel 44425.

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(2)	Includes 450,000 shares of our Common Stock that are issuable upon exercise of vested options issued under our 2005 Equity Incentive Plan (the "2005 Plan").

(3)	Represents (i) shares issuable upon exercise of currently exercisable options under the Company's 2005 Non-Employee Directors Stock Option Plan and (ii) warrants to purchase 100,000 shares of our Common Stock issued in December 2009.

MAILING COSTS

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to stockholders of record of the Company’s Common Stock.

WHERE YOU CAN FIND MORE INFORMATION

The Company is in compliance with the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office of the SEC located at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Information Statement and other reports, regarding issuers that file electronically with the SEC.

Documents described above are available through the SEC as set forth above or from the Company without charge. You may obtain such documents by requesting them in writing or by telephone from the Company as follows:

SPO MEDICAL INC.

3 GAVISH STREET

KFAR SABA ISRAEL

Tel: +972-9-966-2520

September 13, 2013	By order of the Board of Directors

/s/ Michael Braunold
Michael Braunold Chairman and Chief Executive Officer

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EXHIBIT A

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

SPO MEDICAL INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

The undersigned, being the Chief Executive Officer of SPO MEDICAL INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST: That the Amended and Restated Certificate of Incorporation is hereby amended by replacing PARAGRAH FIRST in its entirety with:

“FIRST: The name of the corporation is SPO Global Inc.”

SECOND:  That PARAGRAPH Fourth shall be amended by replacing PARAGRAPH FOURTH in its entirety as follows:

3. Paragraph FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 102,000,000 shares, of which 100,000,000 are shares of common stock, par value $0.01 per share (the "Common Stock"), and 2,000,000 shares are preferred stock, par value $0.01 per share (the “Preferred Stock”).

Common Stock. Subject to the prior or equal rights of any holders of Preferred Stock, the holders of the Common Stock shall be entitled (i) to receive dividends when and as declared by the Board of Directors our of any funds legally available therefore, (ii) in the event of any dissolution, liquidation or winding up of the Corporation, to receive the remaining assets of the Corporation available for distribution, ratably according to the number of shares of Common Stock held, and (iii) to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. No holder of Common Stock shall have any preemptive right to purchase or subscribe for any part of any issue of stock or of securities of the Corporation convertible into stock of any class whatsoever, whether now or hereafter authorized. Holders of Common Stock are not entitled to cumulate votes in the election of any directors.

Preferred Stock. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolutions adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of the Preferred Stock that are redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix, the number of shares of such series and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, voting rights, dividend rights, conversion rights, redemption privileges and liquidations preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for any issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series as to the extent permitted by law.

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The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL. Unless otherwise provided in such resolution or resolutions, shares of Preferred Stock of such class or series which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock.

  Effective as of__________, 2013 each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation's board of directors will be subject to a 1 for 20 reverse stock split, with all fractional shares being rounded up to the nearest whole share.”

THIRD: That the foregoing amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Articles of Incorporation to be signed by Michael Braunold, its Chief Executive Officer, this _____ day of ______, 2013.

/s/Michael Braunold Michael Braunold Chief Executive Officer

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